As filed with the Securities and Exchange Commission on July 1, 1999
                        Registration No. 333-___________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       -----------------------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                       -----------------------------------

                                  MESTEK, INC.
             (Exact name of Registrant as Specified in its Charter)


     PENNSYLVANIA                                         25-0661650
(State or Other Jurisdiction of                (IRS Employer Identification No.)
Incorporation or Organization)

                              260 North Elm Street
                         Westfield, Massachusetts 01085
                                 (413) 568-9571
          (Address including Zip Code, and Telephone Number, including
             Area Code, of Registrant's Principal Executive Offices)

                     Mestek, Inc. Savings & Retirement Plan
                      Mestek, Inc. Retirement Savings Plan
              Boyertown Foundry Company Savings and Retirement Plan
                            (Full Title of the Plans)
                       -----------------------------------

                      Timothy P. Scanlan, Associate Counsel
                                  Mestek, Inc.
                              260 North Elm Street
                         Westfield, Massachusetts 01083
                                 (413) 564-5849
               (Address, including Zip Code, and Telephone Number
                   including Area Code, of Agent for Service)
                     --------------------------------------

                                   Copies to:

                     Marc R . Paul/John Francis Fitzpatrick
                                Baker & McKenzie
                          815 Connecticut Avenue, N.W.
                            Washington, DC 20006-4078
                                 (202) 452-7034
                      -------------------------------------

                         CALCULATION OF REGISTRATION FEE


 Title of Each Class of       Amount to be       Proposed Maximum            Proposed               Amount of
Securities to be Registered   Registered (1)  Offering Price per Share (2)    Maximum            Registration Fee
                                                                             Aggregate
                                                                           Offering Price
Common Stock, no par value(3)      60,000                  $20.47           $1,228,200.00              $341.44
Common Stock, no par value(4)      35,000                  $20.47             $716,450.00              $199.17
Common Stock, no par value(5)       5,000                  $20.47             $102,350.00               $28.45

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans(s) described herein.
(2) The maximum offering price per share used to calculate the registration fee with respect to shares of Common Stock was determined pursuant to Rule 457 under the securities Act of 1993 using the average daily high and low price of the Common Stock on the New York Stock
         Exchange on June 25, 1999.
(3) Shares of Common  Stock  relating to the Mestek,  Inc.  Savings & Retirement
Plan. (4) Shares of Common Stock relating to the Mestek, Inc. Retirement Savings
Plan.  (5) Shares of Common  Stock  relating to the  Boyertown  Foundry  Company
Savings and Retirement Plan.

--------------------------------------------------------------------------------

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

                  The following documents of Mestek, Inc., a Pennsylvania corporation (the "Company") are incorporated by reference into this Registration
Statement:

                  The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

                  All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Act of 1934 since the end of the fiscal year covered by the Company's Annual Report referred to in (a) above; and

                  The description of the Company's Common Stock, $.01 no par value per share, contained in any registration statement filed by the Company under Section 12 of the Securities Exchange Act of 1934, and any amendment or report filed with the Commission for the purpose of updating such description of the Common Stock.

         The Annual Report on Form 11-K for the fiscal year ended December 31, 1997 for the Mestek, Inc. Savings & Retirement Plan is incorporated by reference in connection with transactions by the Mestek, Inc. Savings & Retirement Plan. The Annual Report on Form 11-K for the fiscal year ended December 31, 1997 for the Mestek, Inc. Retirement Savings Plan is incorporated by reference in connection with transactions by the Mestek, Inc.
Retirement Savings Plan.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all of the securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein as set forth above shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Inapplicable.

Item 5.  Interests of Named Experts and Counsel.

         Inapplicable.

Item 6.  Indemnification of Directors and Officers.

         Article VII, Section 7.1, of the Company's By-Laws provides that the Company shall indemnify its directors, officers, employees or agents from liabilities and expenses incurred by reason of the fact that such person is or was a director, officer, employee or agent if such person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person's conduct was unlawful. Section 7.3 further provides that indemnification under the By-Laws shall only be made upon a determination that indemnification of a director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct contained in Section 7.1 of Article VII by (i) the board of directors by a majority vote of a quorum consisting of the directors who were not parties to such action, suit or proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders. Section 7.6 also authorizes the Company to purchase and maintain liability insurance on behalf of any director, officer, employee or agent against any liability asserted against such person or incurred by such person in any such capacity, or arising out of his status as such.

         The Company has entered into Indemnification Agreements ("Agreements") with its officers and directors. These Agreements provide that directors and officers will be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by reason of the fact that he is or was a director or officer, if he acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. The Agreements further provide that indemnification may be made by the Company upon a determination that indemnification of a director or officer is proper in the circumstance because he has met the applicable standard of conduct contained the Agreement by (i) the board of directors by a majority vote of a quorum consisting of the directors who were not parties to such action, suit or proceeding, or (ii) if such quorum is not obtainable, or, event if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the shareholders.

         The Company has a one million dollar ($1,000,000) Letter of Credit from Bay Bank, N.A., to fund an indemnification trust to support the Company's obligations under the Agreements.

Item 7.  Exemption From Registration Claimed.

         Inapplicable.

Item 8.  Exhibits.


Exhibit Number         Description
23.2                   Consent of Grant Thornton LLP.
25.1                   Power of Attorney (included on the signature page of the
                       Registration Statement).


         The Mestek, Inc. Savings & Retirement Plan, the Mestek, Inc. Retirement Savings Plan and the Boyertown Foundry Company Savings and Retirement Plan, and any amendment(s) thereto will be submitted to the IRS in a timely manner and will make all changes required by the IRS in order to qualify the plan.

Item 9.  Undertakings.

         Rule 415 Offering.  The undersigned registrant hereby undertakes:

         (1)      To file,  during any period in which offers or sales are being
                  made,  a   post-effective   amendment  to  this   Registration
                  Statement:

                  (i)      To include any prospectus required by section 10(a)
                           (3) of the Securities Act of 1933 (the "Securities Act");

                  (ii) To reflect in the Prospectus any facts of events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (1) (i) and (1) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         Filings Incorporating Subsequent Exchange Act Documents by Reference. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Filing   of   Registration   Statement   on  Form   S-8.   Insofar   as
indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westfield, Commonwealth of Massachusetts, on the 29th day of June, 1999.

                                  MESTEK, INC.




                                        By:  /s/JOHN E. REED
                                        Name:   John E. Reed
                                        Title:  Chairman of the Board and Chief
                                                Executive Officer

                                POWER OF ATTORNEY

         In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated. Each person whose signature to this Registration Statement appears below hereby appoints John E. Reed or Stephen M. Shea as his attorney-in-fact to sign on his behalf, individually and in the capacities stated below, and to file any and all amendments and post-effective amendments to this Registration Statement, which amendment or amendments may make such changes and additions as such attorney-in-fact may deem necessary or appropriate.


  Signature                          Title                         Date


  /s/            Chairman of the Board and Chief Executive       June 29, 1999
John E. Reed     Officer (principal executive officer)

  /s/            Senior Vice President Finance, Chief            June 30, 1999
Stephen M. Shea  Financial Officer [and Chief Accounting
                 Officer]

  /s/              Director                                      June 29, 1999
A. Warne Boyce

  /s/              Director                                      June 30, 1999
E. Herbert Burk

  /s/              Director                                      June 29, 1999
William J. Coad

  /s/              Director                                      June 30, 1999
David M. Kelly

 /s/               Director                                      June 30, 1999
Winston R. Hindle, Jr.

 /s/               Director                                      June 29, 1999
David W. Hunter

                   Director
David R. Macdonald

 /s/               Director                                      June 30, 1999
Stewart B. Reed

         The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westfield, Commonwealth of Massachusetts, on June 28, 1999.

                    MESTEK, INC. SAVINGS AND RETIREMENT PLAN

                      By:    /s/
                      Name:  Jack E. Nelson
                      Title: Vice President-Human Resources

         The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westfield, Commonwealth of Massachusetts, on June 28, 1999.

                      MESTEK, INC. RETIREMENT SAVINGS PLAN

                      By:    /s/
                      Name:  Jack E. Nelson
                      Title: Vice President-Human Resources

The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westfield, Commonwealth of Massachusetts, on June 28, 1999.

                            BOYERTOWN FOUNDRY COMPANY
                           SAVINGS AND RETIREMENT PLAN

                      By:    /s/
                      Name:  Jack E. Nelson
                      Title: Vice President-Human Resources

                                  EXHIBIT INDEX


EXHIBIT                DESCRIPTION
NUMBER
23.2                   Consent of Grant Thornton LLP.
25.1                   Power of Attorney (included on the signature page of the
                       Registration Statement).

                                  EXHIBIT 23.2





               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



         We have issued our report dated March 5, 1999 accompanying the consolidated financial statements and schedule included in the Annual Report of Mestek, Inc. and subsidiaries on Form 10-K for the year ended December 31, 1998. We hereby consent to the incorporation by reference of said report in the Registration Statement of Mestek, Inc. and subsidiaries on Form S-8, relating to the Mestek, Inc. Savings & Retirement Plan, Mestek, Inc. Retirement Savings Plan and Boyertown Foundry Company Savings and Retirement Plan.



GRANT THORNTON LLP



Boston, Massachusetts

June 30, 1999